Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

WP Glimcher Inc.

Columbus, Ohio

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2015, relating to the consolidated financial statements of Glimcher Realty Trust appearing in the Current Report on Form 8-K/A filed by WP Glimcher Inc. on February 27, 2015, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

August 21, 2015